Index supplement to the prospectus dated April 8, 2020, the prospectus supplement dated April 8, 2020, the product supplement no. 3-I dated April 8, 2020 and the underlying supplement no. 19-I dated March 31, 2023.

Registration Statement
Nos. 333-236659 and 333-236659-01
Dated April 12, 2023
Rule 424(b)(3)

APRIL 2023

# J.P. Morgan Tactical Blend Index

J.P.Morgan

## Hypothetical and Actual Historical Monthly and Annual Returns

☐ Backtested ☐ Actual

| | Jan | Feb | Mar | Apr | May | Jun | Jul | Aug | Sep | Oct | Nov | Dec | Year |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **2006** | | | | | | | | | | | 0.52% | -1.17% | -0.66% |
| **2007** | -0.49% | 0.88% | -1.05% | 0.26% | -0.76% | -0.75% | -1.26% | 0.78% | 0.92% | 0.52% | 1.99% | -0.68% | 0.30% |
| **2008** | 0.08% | -0.12% | -0.19% | -0.16% | -0.19% | -1.39% | 0.38% | 1.78% | -0.84% | 0.82% | 0.00% | 1.62% | 1.76% |
| **2009** | -0.78% | -1.58% | 1.44% | 0.89% | 1.78% | 1.00% | 3.00% | 1.03% | 1.98% | 0.35% | 1.75% | -0.11% | 11.20% |
| **2010** | 0.23% | -0.10% | 1.01% | 1.18% | -1.57% | 1.44% | 1.70% | 1.95% | 1.55% | 0.82% | 0.43% | -0.32% | 8.59% |
| **2011** | -0.47% | 0.17% | 0.11% | 1.46% | 0.90% | -1.03% | 1.74% | -0.11% | -0.64% | 1.18% | 0.03% | 1.79% | 5.22% |
| **2012** | 0.93% | 0.41% | -1.43% | 0.42% | 0.85% | 1.34% | 2.71% | -0.41% | 0.68% | 0.28% | 0.54% | -0.16% | 6.29% |
| **2013** | -0.04% | 1.76% | 1.52% | 0.69% | -2.86% | 0.07% | 0.30% | -0.49% | -0.38% | 1.40% | 0.04% | 0.00% | 1.94% |
| **2014** | 0.52% | 1.58% | 0.37% | 1.36% | 2.06% | 0.32% | -0.77% | 2.30% | -1.25% | 2.00% | 1.43% | 0.55% | 10.91% |
| **2015** | 2.31% | -0.44% | -0.37% | -1.06% | 0.93% | -1.12% | 1.23% | -2.20% | 0.39% | 1.04% | -0.58% | -0.18% | -0.13% |
| **2016** | -0.18% | 0.41% | 1.81% | 0.31% | 0.14% | 3.77% | 1.21% | -0.59% | -0.27% | -0.50% | 0.98% | 0.81% | 8.12% |
| **2017** | -0.78% | 1.72% | -0.85% | 0.58% | 0.72% | -0.29% | 0.43% | 0.79% | -0.50% | 0.34% | 0.14% | 0.43% | 2.73% |
| **2018** | -0.40% | -1.37% | -0.34% | 0.93% | 1.03% | 1.13% | 0.67% | 0.61% | -0.46% | -0.32% | 0.82% | -1.83% | 0.41% |
| **2019** | 1.48% | 0.07% | 2.54% | 0.19% | 1.76% | 2.65% | 0.27% | 2.63% | -0.26% | -0.20% | -0.07% | 0.09% | 11.63% |
| **2020** | 1.56% | -0.69% | -0.72% | 0.68% | 0.46% | -0.34% | 0.80% | -0.05% | -0.28% | -0.12% | 0.80% | 0.80% | 2.91% |
| **2021** | -1.01% | -0.31% | 2.54% | -0.23% | -0.60% | 0.08% | 1.15% | 0.10% | -1.57% | 0.89% | -0.17% | 1.51% | 2.32% |
| **2022** | -1.32% | -0.34% | 1.81% | 1.47% | -0.56% | 0.01% | 1.54% | -0.06% | -0.22% | 1.27% | -0.59% | -1.77% | 1.16% |
| **2023** | 0.83% | -1.74% | -0.92% | | | | | | | | | | -1.83% |

Please refer to the "Selected Risks" and "Disclaimer" on the following page.

Historical performance measures for the Index represent hypothetical backtested performance through March 29, 2023 and the actual performance of the Index from March 30, 2023 through March 31, 2023. Please see "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting.

Except as noted above and in the sections entitled "Use of hypothetical backtested returns" at the end of this document, the hypothetical monthly and annual returns set forth above were determined using the methodology currently used to calculate the Index. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS.

**Investing in the notes linked to the Index involves a number of risks. See "Selected Risks" on the last page of this document, "Risk Factors" in the prospectus supplement and the relevant product supplement and underlying supplement and "Selected Risk Considerations" in the relevant pricing supplement.**

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

*The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.*

## Hypothetical and Actual Historical Average Monthly Weights

☐ Backtested ☐ Actual

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| **Mar 23** | 20.55% | 20.22% | 22.54% |
| **Feb 23** | 15.69% | 44.07% | – |
| **Jan 23** | 15.66% | 44.05% | – |

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| **Dec 22** | 18.66% | 23.89% | 15.61% |
| **Nov 22** | 18.19% | – | 27.60% |
| **Oct 22** | 16.60% | – | 31.30% |
| **Sep 22** | 19.64% | 5.81% | 37.80% |
| **Aug 22** | 20.14% | 19.53% | 26.59% |
| **Jul 22** | 19.37% | – | 39.71% |
| **Jun 22** | 16.51% | – | 41.47% |

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16, 2012, hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19, 2012 to August 27, 2020, hypothetical backtested performance using the actual performance of each Basket Constituent from August 28, 2020 to March 29, 2023, and actual performance from March 30, 2023 to March 31, 2023.

While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16, 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

APRIL 2023 | J.P. Morgan Tactical Blend Index

J.P.Morgan

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| May 22 | 16.17% | – | 46.16% |
| Apr 22 | 22.28% | – | 46.88% |
| Mar 22 | 21.12% | – | 47.57% |
| Feb 22 | 20.76% | – | 52.04% |
| Jan 22 | 20.62% | 33.10% | 28.82% |

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| Dec 21 | 20.60% | 24.44% | 32.20% |
| Nov 21 | 20.77% | 9.55% | 41.12% |
| Oct 21 | 19.68% | 8.04% | 40.25% |
| Sep 21 | 17.91% | 66.32% | – |
| Aug 21 | 18.84% | 77.76% | – |
| Jul 21 | 18.50% | 78.01% | – |
| Jun 21 | 16.64% | 68.47% | 1.22% |
| May 21 | 20.76% | 2.59% | 46.40% |
| Apr 21 | 20.25% | – | 48.22% |
| Mar 21 | 19.32% | 2.14% | 47.55% |
| Feb 21 | 14.86% | 67.64% | 1.28% |
| Jan 21 | 15.27% | 76.33% | – |

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| Dec 20 | 13.94% | 75.78% | – |
| Nov 20 | 13.77% | 45.12% | 19.33% |
| Oct 20 | 12.44% | 67.60% | 4.84% |
| Sep 20 | 11.18% | 73.97% | – |
| Aug 20 | 10.73% | 69.69% | – |
| Jul 20 | 9.83% | 63.25% | – |
| Jun 20 | 9.49% | 44.11% | 10.18% |
| May 20 | 8.20% | 51.04% | – |
| Apr 20 | 5.89% | 42.43% | – |
| Mar 20 | 5.99% | 33.95% | – |
| Feb 20 | 26.98% | 71.50% | – |
| Jan 20 | 27.57% | 68.16% | – |

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| Dec 19 | 27.00% | 45.81% | 15.47% |
| Nov 19 | 26.85% | 31.47% | 24.64% |
| Oct 19 | 26.95% | 55.78% | – |
| Sep 19 | 27.18% | 45.99% | – |
| Aug 19 | 23.53% | 54.90% | – |
| Jul 19 | 23.13% | 47.47% | – |
| Jun 19 | 26.16% | 61.45% | – |
| May 19 | 25.22% | 80.93% | – |
| Apr 19 | 27.65% | 80.02% | – |
| Mar 19 | 27.49% | 78.57% | – |
| Feb 19 | 24.77% | 76.73% | – |

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16, 2012, hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19, 2012 to August 27, 2020, hypothetical backtested performance using the actual performance of each Basket Constituent from August 28, 2020 to March 29, 2023, and actual performance from March 30, 2023 to March 31, 2023.

While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16, 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

APRIL 2023 | J.P. Morgan Tactical Blend Index

J.P.Morgan

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| Jan 19 | 19.41% | 90.80% | – |

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| Dec 18 | 22.96% | 28.47% | 31.80% |
| Nov 18 | 25.41% | – | 45.45% |
| Oct 18 | 23.62% | – | 44.47% |
| Sep 18 | 24.08% | 62.34% | 7.74% |
| Aug 18 | 22.33% | 71.08% | – |
| Jul 18 | 24.97% | 79.29% | – |
| Jun 18 | 26.74% | 36.72% | 26.28% |
| May 18 | 26.45% | – | 48.00% |
| Apr 18 | 23.65% | – | 45.78% |
| Mar 18 | 23.01% | – | 47.15% |
| Feb 18 | 19.90% | 9.62% | 38.81% |
| Jan 18 | 24.33% | 61.82% | – |

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| Dec 17 | 26.52% | 57.92% | 8.32% |
| Nov 17 | 26.05% | 46.57% | 17.92% |
| Oct 17 | 24.13% | 73.54% | 0.41% |
| Sep 17 | 23.34% | 65.07% | – |
| Aug 17 | 21.60% | 72.71% | – |
| Jul 17 | 20.98% | 69.57% | – |
| Jun 17 | 21.53% | 71.39% | – |
| May 17 | 21.25% | 71.44% | – |
| Apr 17 | 20.95% | 70.26% | – |
| Mar 17 | 21.40% | 58.07% | 6.07% |
| Feb 17 | 23.58% | 35.30% | 22.83% |
| Jan 17 | 23.33% | – | 36.22% |

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| Dec 16 | 22.67% | – | 40.05% |
| Nov 16 | 20.52% | – | 36.86% |
| Oct 16 | 23.64% | 16.41% | 32.71% |
| Sep 16 | 17.01% | 47.83% | – |
| Aug 16 | 22.16% | 56.08% | – |
| Jul 16 | 21.01% | 52.25% | – |
| Jun 16 | 22.21% | 64.19% | – |
| May 16 | 22.94% | 73.50% | – |
| Apr 16 | 22.27% | 76.77% | – |
| Mar 16 | 25.12% | 74.47% | – |
| Feb 16 | 20.64% | 77.23% | 3.87% |
| Jan 16 | 18.73% | – | 28.98% |

The Basket Constituents are identified above by their respective tickers. Please refer to the “Selected Risks” and “Disclaimer” at the end of this presentation and to the section entitled “Use of alternative performance” on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16, 2012, hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19, 2012 to August 27, 2020, hypothetical backtested performance using the actual performance of each Basket Constituent from August 28, 2020 to March 29, 2023, and actual performance from March 30, 2023 to March 31, 2023.

While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16, 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the “Use of hypothetical backtested returns” at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled “Use of alternative performance” at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

APRIL 2023 | J.P. Morgan Tactical Blend Index

J.P.Morgan

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| Dec 15 | 18.93% | 22.14% | 16.83% |
| Nov 15 | 22.20% | 47.11% | 16.45% |
| Oct 15 | 22.57% | 87.50% | – |
| Sep 15 | 16.06% | 72.53% | 3.75% |
| Aug 15 | 18.57% | – | 32.76% |
| Jul 15 | 19.79% | – | 32.70% |
| Jun 15 | 22.77% | – | 30.54% |
| May 15 | 20.06% | – | 31.57% |
| Apr 15 | 20.99% | 52.82% | 4.32% |
| Mar 15 | 18.65% | 45.27% | – |
| Feb 15 | 25.31% | 59.32% | – |
| Jan 15 | 24.68% | 56.23% | – |

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| Dec 14 | 23.82% | 57.83% | – |
| Nov 14 | 23.58% | 59.52% | – |
| Oct 14 | 22.07% | 55.35% | – |
| Sep 14 | 18.77% | 59.48% | – |
| Aug 14 | 19.58% | 67.02% | – |
| Jul 14 | 20.97% | 64.75% | – |
| Jun 14 | 20.45% | 66.41% | – |
| May 14 | 20.93% | 78.76% | – |
| Apr 14 | 19.76% | 80.53% | – |
| Mar 14 | 18.43% | 75.25% | – |
| Feb 14 | 18.02% | 75.53% | – |
| Jan 14 | 17.61% | 74.00% | – |

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| Dec 13 | 16.46% | 69.72% | – |
| Nov 13 | 17.00% | 70.99% | – |
| Oct 13 | 15.97% | 66.69% | – |
| Sep 13 | 18.74% | 17.06% | 29.35% |
| Aug 13 | 18.32% | – | 36.86% |
| Jul 13 | 20.73% | – | 36.75% |
| Jun 13 | 19.29% | 0.39% | 38.11% |
| May 13 | 20.10% | 71.02% | 2.21% |
| Apr 13 | 20.36% | 51.10% | 17.50% |
| Mar 13 | 21.57% | – | 43.59% |
| Feb 13 | 22.21% | 10.26% | 40.76% |
| Jan 13 | 22.35% | 74.28% | 10.81% |

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| Dec 12 | 19.88% | 87.55% | – |
| Nov 12 | 20.55% | 94.86% | – |
| Oct 12 | 20.98% | 88.73% | – |
| Sep 12 | 21.07% | 70.63% | – |

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16, 2012, hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19, 2012 to August 27, 2020, hypothetical backtested performance using the actual performance of each Basket Constituent from August 28, 2020 to March 29, 2023, and actual performance from March 30, 2023 to March 31, 2023.

While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16, 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

APRIL 2023 | J.P. Morgan Tactical Blend Index

J.P.Morgan

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| **Aug 12** | 21.15% | 80.18% | – |
| **Jul 12** | 21.17% | 89.08% | – |
| **Jun 12** | 21.17% | 73.43% | 8.01% |
| **May 12** | 20.63% | 57.16% | 17.29% |
| **Apr 12** | 20.15% | 26.90% | 29.45% |
| **Mar 12** | 18.87% | 54.82% | 13.35% |
| **Feb 12** | 19.74% | 91.53% | – |
| **Jan 12** | 19.30% | 88.25% | – |

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| **Dec 11** | 18.79% | 31.56% | 28.08% |
| **Nov 11** | 18.90% | 69.22% | 6.32% |
| **Oct 11** | 18.10% | 78.34% | – |
| **Sep 11** | 15.71% | 67.55% | – |
| **Aug 11** | 12.64% | 49.87% | – |
| **Jul 11** | 19.38% | 82.43% | – |
| **Jun 11** | 18.06% | 85.58% | – |
| **May 11** | 16.94% | 79.08% | – |
| **Apr 11** | 16.48% | 75.81% | – |
| **Mar 11** | 18.44% | 66.62% | 8.63% |
| **Feb 11** | 19.50% | – | 39.63% |
| **Jan 11** | 17.07% | – | 35.25% |

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| **Dec 10** | 19.32% | – | 35.99% |
| **Nov 10** | 15.32% | 41.28% | 9.14% |
| **Oct 10** | 17.63% | 70.62% | – |
| **Sep 10** | 19.06% | 59.44% | – |
| **Aug 10** | 18.43% | 79.52% | – |
| **Jul 10** | 17.88% | 81.17% | – |
| **Jun 10** | 15.56% | 68.70% | – |
| **May 10** | 13.62% | 75.59% | – |
| **Apr 10** | 15.44% | 79.90% | – |
| **Mar 10** | 15.54% | 70.94% | 3.76% |
| **Feb 10** | 16.34% | 55.69% | 12.49% |
| **Jan 10** | 16.17% | 82.22% | – |

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| **Dec 09** | 15.96% | 81.58% | – |
| **Nov 09** | 14.17% | 73.84% | – |
| **Oct 09** | 15.07% | 78.67% | – |
| **Sep 09** | 14.33% | 75.76% | – |
| **Aug 09** | 14.17% | 72.93% | – |
| **Jul 09** | 12.16% | 73.95% | – |
| **Jun 09** | 11.19% | 63.43% | – |
| **May 09** | 11.59% | 83.14% | – |

The Basket Constituents are identified above by their respective tickers. Please refer to the “Selected Risks” and “Disclaimer” at the end of this presentation and to the section entitled “Use of alternative performance” on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16, 2012, hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19, 2012 to August 27, 2020, hypothetical backtested performance using the actual performance of each Basket Constituent from August 28, 2020 to March 29, 2023, and actual performance from March 30, 2023 to March 31, 2023.

While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16, 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the “Use of hypothetical backtested returns” at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled “Use of alternative performance” at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

APRIL 2023 | J.P. Morgan Tactical Blend Index

J.P.Morgan

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| Apr 09 | 11.77% | 71.91% | 5.01% |
| Mar 09 | 9.83% | 74.77% | – |
| Feb 09 | 10.20% | 74.46% | – |
| Jan 09 | 9.95% | 74.43% | – |

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| Dec 08 | 7.81% | 63.84% | – |
| Nov 08 | 6.21% | 8.85% | 19.85% |
| Oct 08 | 5.75% | 1.34% | 20.30% |
| Sep 08 | 15.39% | 54.61% | 8.14% |
| Aug 08 | 13.09% | – | 26.87% |
| Jul 08 | 13.53% | – | 30.80% |
| Jun 08 | 14.78% | 7.75% | 28.83% |
| May 08 | 20.30% | 79.46% | – |
| Apr 08 | 21.13% | 72.33% | – |
| Mar 08 | 20.54% | 64.83% | – |
| Feb 08 | 19.57% | 77.63% | – |
| Jan 08 | 19.82% | 69.78% | – |

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| Dec 07 | 20.88% | 56.53% | – |
| Nov 07 | 18.64% | 86.67% | – |
| Oct 07 | 18.59% | 84.36% | – |
| Sep 07 | 19.26% | 78.69% | – |
| Aug 07 | 16.54% | 26.37% | 26.33% |
| Jul 07 | 15.53% | – | 33.43% |
| Jun 07 | 17.41% | – | 37.69% |
| May 07 | 17.87% | 58.62% | 12.10% |
| Apr 07 | 17.53% | 84.16% | – |
| Mar 07 | 16.80% | 84.36% | – |
| Feb 07 | 13.48% | 67.99% | – |
| Jan 07 | 15.46% | 75.00% | – |

| | Equity | Bond | Currency |
|---|---|---|---|
| | J.P. Morgan U.S. Low Volatility Index | J.P. Morgan Core Bond℠ Index | Invesco DB US Dollar Index Bullish Fund |
| Dec 06 | 16.13% | 78.48% | – |
| Nov 06 | 16.17% | 84.18% | – |

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16, 2012, hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19, 2012 to August 27, 2020, hypothetical backtested performance using the actual performance of each Basket Constituent from August 28, 2020 to March 29, 2023, and actual performance from March 30, 2023 to March 31, 2023.

While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16, 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

APRIL 2023 | J.P. Morgan Tactical Blend Index Selected Risks J.P. Morgan Securities LLC (“JPMS”), as the Index Sponsor and the Index Calculation Agent, may adjust the Index in a way that affects its level, and JPMS has no obligation to consider any person’s interests. The Index is subject to a 0.85% per annum daily deduction and the deduction of a notional financing cost. The Index may not be successful or outperform any alternative strategy that might be employed in respect of the Portfolio Constituents. The Index is not expected to approximate the Target Volatility. The Index should not be compared to any other index or strategy sponsored by any affiliates of JPMorgan Chase & Co. (each, a “J.P. Morgan Index”) and cannot necessarily be considered a revised, enhanced or modified version of any other J.P. Morgan Index. The Index may be significantly uninvested. A significant portion of the Index’s exposure may be allocated to the Selected Defensive Constituent. The Index may be more heavily influenced by the performance of the Equity Constituent than the performance of the Selected Defensive Constituent in general over time. Correlation of performances between the Portfolio Constituents may reduce the performance of the Index. Changes in the values of the Portfolio Constituents may offset each other. Hypothetical back - tested data relating to the Index do not represent actual historical data and are subject to inherent limitations. If the value of a Portfolio Constituent changes, the level of the Index may not change in the same manner. The Index comprises notional assets and liabilities. The Index has a very limited operating history and may perform in unanticipated ways. The Index is subject to market risks. The investment strategy used to construct the Index involves rebalancing from time to time. The Index determines the Selected Defensive Constituent based on the momentum of the Bond Constituent. There are risks associated with the momentum investment strategy underlying the rebalancing methodology of the Index. A Portfolio Constituent may be replaced by a substitute index or ETF upon the occurrence of certain extraordinary events. The Index seeks to allocate notional exposure between the Equity Constituent and the Selected Defensive Constituent so that the risk associated with each constituent is roughly equal. However, the Index methodology may not be successful at achieving “risk - parity” among the Portfolio Constituents. The Portfolio Constituents will likely be unequally weighted in the Index. The risks identified above are not exhaustive. You should also review carefully the related “Risk Factors” section in the prospectus supplement and the relevant product supplement and underlying supplement and the “Selected Risk Considerations” in the relevant pricing supplement. Disclaimer Important Information The information contained in this document is for discussion purposes only . Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved . All information herein is subject to change without notice, however, J . P . Morgan undertakes no duty to update this information . In the event of any inconsistency between the information presented herein and any offering documents, the offering documents shall govern . Use of hypothetical backtested returns Any backtested historical performance information included herein is hypothetical . The constituents and proxy constituents may not have traded together in the manner shown in the hypothetical backtest of the Index included herein, and no representation is being made that the Index will achieve similar performance . There are frequently significant differences between hypothetical backtested performance and actual subsequent performance . The use of alternative “proxy” information may create additional differences between hypothetical backtested and actual performance and allocations . The results obtained from backtesting information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index . J . P . Morgan provides no assurance or guarantee that investments linked to the Index will operate or would have operated in the past in a manner consistent with these materials . The hypothetical historical levels presented herein have not been verified by an independent third party, and such hypothetical historical levels have inherent limitations . Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate . Actual results will vary, perhaps materially, from the hypothetical backtested returns and allocations presented in this document . HISTORICAL AND BACKTESTED PERFORMANCE AND ALLOCATIONS ARE NOT INDICATIVE OF FUTURE RESULTS . Use of alternative performance The information provided herein uses “backtesting” and considers other hypothetical circumstances to estimate how the Index may have performed and how Basket Constituents may have been allocated prior to the actual existence of the Index . Prior to 6 / 10 / 08 , the Index’s hypothetical backtested performance relies on, and its weights are applied to, alternative “proxy” performance for some of the Basket Constituents identified above . Additionally, alternative performance information for certain Basket Constituents may have been considered in determining hypothetical weight allocations for such Basket Constituents after this date . Prior to each such Basket Constituent’s launch and satisfaction of a minimum liquidity standard, the backtesting uses (in lieu of actual performance) alternative performance derived from the reference index tracked by that Basket Constituent as of the Index’s live date, after deduction of hypothetical fund expenses (in each case, as specified in the accompanying parenthetical) equal to that Basket Constituent’s expense ratio as of the Index’s live date, as follows : Deutsche Bank US Dollar Index Long Future Index was used as a proxy for UUP through 6 / 9 / 08 ( 0 . 79 % p . a . ) ; . Prior to the relevant date of last use of proxy specified above for a particular Basket Constituent, the hypothetical allocation to such Basket Constituent in the hypothetical and actual historical monthly weights tables above was actually made to the relevant proxy identified in the preceding paragraph . Investment suitability must be determined individually for each investor, and investments linked to the Index may not be suitable for all investors . This material is not a product of J . P . Morgan Research Departments . Copyright © 2023 JPMorgan Chase & Co . All rights reserved . For additional regulatory disclosures, please consult : www . jpmorgan . com/disclosures . Information contained on this website is not incorporated by reference in, and should not be considered part of, this document . This monthly update document replaces and supersedes all prior written materials of this type previously provided with respect to the Index .